UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 17, 2013

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Plans and Arrangements

On January 17, 2013, Datawatch’s Compensation and Stock Committee (the “Compensation Committee”) approved the fiscal 2013 Corporate Officers Compensation Plan, which provides for fiscal 2013 compensation consisting of base salary, target cash bonuses and awards of restricted stock units for shares of Datawatch’s common stock (“RSUs”) for the executive officers of Datawatch, including the following named executive officers:

Executive (Title)	Base Salary	Target Cash Bonus	RSU Award

Michael A. Morrison (CEO)	$335,000	—	50,000
Harvey C. Gross (CTO and VP, Product Management and Development)	$212,500	$60,000	—

Mr. Morrison’s award of RSUs will be granted at a subsequent meeting of the Compensation Committee and will be subject to a restricted stock unit agreement in the form previously filed with the Securities and Exchange Commission as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

These executives will be eligible to receive their target cash bonus, as applicable, based on whether certain Datawatch fiscal 2013 financial plan goals are met, as follows:

Executive	Bonus Allocation(1)
Michael A. Morrison	75% on Plan Revenue(2) 25% on Plan Net Income(3)
Harvey C. Gross	100% on Plan Revenue(2) (provided Net Income is positive after payout of cash bonuses)

(1)
The aggregate bonus pay outs as calculated above cannot exceed 50% of the Net Income otherwise earned by Datawatch (as calculated prior to applying the bonuses).  If the aggregate bonus calculations exceed this 50% threshold, the individual bonuses will be reduced either proportionally or otherwise, at the discretion of the Compensation Committee, to reach the 50% threshold.

(2)
The Plan Revenue related bonus is eligible for pay out beginning at performance of 80% of Plan Revenue.  The payout eligibility at 80% of Plan Revenue will be at 60% of the allocated bonus amount and the payout eligibility will scale up to 100% linearly.  (For instance, performance at 90% of Plan Revenue will be eligible for pay out at 80% of the allocated bonus amount.)  Performance over 100% of Plan Revenue will be eligible for pay out at a 2 to 1 rate up to 120% of Plan Revenue.  (For instance, performance at 115% of Plan Revenue will be eligible for pay out at 130% of the allocated bonus amount.)  Performance over 120% of Plan Revenue will be eligible for pay out at a 1 to 1 rate, up to a maximum of 175% of the allocated bonus amount.

(3)
The Plan Net Income related bonus will be eligible for pay out beginning at performance of 50% of Plan Net Income.  The payout eligibility at 50% of Plan Net Income will be at 25% of the allocated bonus amount and the payout eligibility will scale up to 100% linearly.  (For instance, performance at 80% of Plan Net Income will be eligible for pay out at 70% of the allocated bonus amount.)  Performance over 100% of Plan Net Income will be eligible for pay out at a 1.5 to 1 rate up to a maximum of 120% of Plan Net Income.  (For instance, performance at 105% of Plan Net Income will be eligible for pay out at 107.5% of the allocated bonus amount, and the maximum bonus at 120% performance will be eligible for pay out at 130% of the allocated bonus amount.)

The Compensation Committee retained the discretion at any time to change the above bonus criteria (including bonus amounts and targets), including in the event any operating changes are approved during the fiscal year that materially impact Datawatch’s fiscal 2013 financial plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: January 24, 2013	By:	/s/ Michael A. Morrison
Name: Michael A. Morrison
Title: Chief Executive Officer